Exhibit 99.1

GAYLORD ENTERTAINMENT COMPANY

PRO FORMA FINANCIAL INFORMATION

Dated as of August 7, 2012

On May 30, 2012, the board of directors of Gaylord Entertainment Company, or Gaylord, approved a plan to restructure Gaylord’s business operations to facilitate the qualification of Granite Hotel Properties, Inc., or Granite, as the successor to Gaylord’s assets and business operations following the completion of the merger of Gaylord with and into Granite, as a real estate investment trust (REIT) for federal income tax purposes, which is referred to as the REIT conversion. Unless otherwise specifically stated or the context otherwise requires, the terms “we,” “our” and “us” refer to Gaylord and its subsidiaries with respect to the period prior to the completion of the merger, and Granite and its subsidiaries with respect to the period after the completion of the merger.

In connection with the approval of the REIT conversion, on May 31, 2012, Gaylord announced its agreement to sell the Gaylord Hotels brand and rights to manage our Gaylord Hotels properties to Marriott International, Inc., or Marriott, for $210 million in cash, which is referred to as the Marriott sale transaction. The closing of the Marriott sale transaction is subject to the satisfaction of certain conditions, including Gaylord’s stockholders’ adoption of the merger agreement. Upon consummation of the Marriott sale transaction, Marriott will begin to be responsible for the day-to-day management of our Gaylord Hotels properties pursuant to management agreements to be entered into upon the closing of the Marriott sale transaction.

A REIT is not permitted to retain earnings and profits accumulated during years when the company or its predecessor was taxed as a regular C corporation. For Granite to elect REIT status for the taxable year beginning January 1, 2013, we must distribute to our stockholders on or before December 31, 2013, our undistributed earnings and profits attributable to taxable periods ending prior to January 1, 2013, which we refer to as pre-REIT accumulated earnings and profits. Therefore, for purposes of qualifying as a REIT, we plan to distribute our pre-REIT accumulated earnings and profits, if any, by making a one-time special distribution to our stockholders payable, at the election of each stockholder, in cash or shares of our common stock, which is referred to as the special E&P distribution.

The merger, the special E&P distribution and the other restructuring transactions are designed to enable Granite, as the business successor of Gaylord, to hold its assets and business operations in a manner that will enable Granite to elect to be treated as a REIT for federal income tax purposes. If Granite qualifies as a REIT, it generally will not be subject to federal corporate income taxes on that portion of its capital gain or ordinary income from its REIT operations that is distributed to its stockholders. This treatment would substantially eliminate the federal “double taxation” on earnings from REIT operations, or taxation once at the corporate level and again at the stockholder level, that generally results from investment in a regular C corporation. To comply with certain REIT qualification requirements, we must engage third-party managers to operate and manage our hotel properties. Additionally, non-REIT operations, which consist of the activities of taxable REIT subsidiaries, or TRSs, that will act as lessees of our hotels, as well as the businesses within our Opry and Attractions segment, would continue to be subject, as applicable, to federal and state corporate income taxes.

On August 6, 2012, we entered into a Repurchase Agreement, or the Repurchase Agreement, with TRT Holdings, Inc., or TRT Holdings, pursuant to which we repurchased 5,000,000 shares of our common stock concurrently with the execution and delivery of the Repurchase Agreement. The aggregate purchase price in the privately negotiated transaction was $185,000,000, or $37.00 per share. We funded the repurchase with borrowings under our existing $925 million senior secured credit facility

The following tables present selected financial data from our audited consolidated statement of operations for the year ended December 31, 2011 and our unaudited condensed consolidated statement of operations for the six months ended June 30, 2012, as well as our unaudited condensed consolidated balance sheet as of June 30, 2012. The following unaudited pro forma financial data gives effect to the (i) Marriott sale transaction, (ii) REIT conversion, and (iii) the Repurchase Agreement. The unaudited pro forma balance sheet is presented as if these transactions had occurred on June 30, 2012. The unaudited pro forma statements of operations present the effects of these transactions as though each had occurred on January 1, 2011, but calculated as each is expected to occur based on actual data as of June 30, 2012. The unaudited pro forma consolidated financial data is based on the estimates and assumptions set forth in the notes to such statements, which are preliminary and have been made solely for the purposes of developing such pro forma information. We believe these pro forma adjustments are reasonable; however, actual results may materially and adversely differ from the pro forma information. The unaudited pro forma consolidated financial data is not necessarily indicative of the financial position or operating results that would have been achieved had the transactions been completed as of the dates indicated, nor are they necessarily indicative of future financial position or operating results. This information should be read in conjunction with the historical financial statements and related notes thereto of Gaylord included in Gaylord’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission on February 24, 2012, and Gaylord’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, filed with the Securities and Exchange Commission on August 7, 2012.

The unaudited pro forma condensed consolidated statement of operations and condensed consolidated balance sheet do not reflect the following:

•

one-time costs related to the REIT conversion and Marriott sale transaction currently estimated to be $55 million, including approximately $10 million in investment banking fees, $6 million in legal fees, $4 million in consulting fees, $19 million in severance and retention costs, and $16 million in conversion costs;

•

anticipated federal income taxes associated with the receipt of the purchase price in the Marriott sale transaction and other transactions related to the REIT conversion, net of remaining net operating losses, of approximately $43 million to $53 million; or

•	anticipated annualized costs synergies, net of management fees, of approximately $33 million to $40 million.

The pro forma financial results assume that 100% of taxable income has been distributed and that all relevant REIT qualifying tests, as dictated by the Internal Revenue Code of 1986, as amended, and the rules and interpretations of the Internal Revenue Service, or IRS, were met for the entire year.

For accounting purposes, the merger of Gaylord with and into Granite will be treated as a transfer of assets and exchange of shares between entities under common control. The accounting basis used to initially record the assets and liabilities in Granite will be the carryover basis of Gaylord. The stockholders’ equity of Granite will be that carried over from Gaylord.

Cautionary Note Regarding Forward-Looking Statements

This communication contains statements as to Gaylord’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current information. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. Such factors include those described in our filings made from time to time with the Securities and Exchange Commission, including those described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and those associated with the REIT conversion following the consummation of the Marriott sale transaction, including the failure to receive, on a timely basis or otherwise, the required approvals of our stockholders; our expectation to elect and qualify for REIT status and the timing and effect of that election; our ability to remain qualified as a REIT; the form, timing and amount of the special earnings and profits distribution and receipt of a private letter ruling from the IRS with respect thereto; our and Marriott’s ability to consummate the sale; operating costs and business disruption may be greater than expected; and our ability to realize cost savings and revenue enhancements from the proposed REIT conversion. We do not undertake any obligation to release publicly any revisions to forward-looking statements made by us to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy securities or a solicitation of any vote or approval. Granite and Gaylord have filed with the Securities and Exchange Commission a registration statement on Form S-4 containing a preliminary proxy statement/prospectus which describes the REIT conversion following the consummation of the Marriott sale transaction and the contemplated merger of Gaylord with and into Granite to facilitate the REIT election. The registration statement has not yet become effective. Notice of a special meeting and a definitive proxy statement/prospectus will be mailed to our stockholders who hold shares of our common stock on the record date to be determined by us. INVESTORS ARE URGED TO READ THE FORM S-4 AND PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND REIT CONVERSION. You may obtain copies of all documents filed with the SEC concerning the proposed transaction, free of charge, at the SEC’s website at www.sec.gov or our website at www.gaylordentertainment.com. In addition, stockholders may obtain free copies of the documents by sending a written request to the Company’s Secretary at Gaylord Entertainment Company, One Gaylord Drive, Nashville, Tennessee 37214, or by calling the Secretary at (615) 316-6000.

Interests of Participants

Gaylord and its directors and executive officers may be deemed to be participants in the solicitation of proxies from our stockholders in connection with the proposed merger and REIT conversion. Information regarding our directors and executive officers is set forth in our proxy statement for our 2012 annual meeting of stockholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which were filed with the SEC on April 3, 2012 and February 24, 2012, respectively. Additional information regarding persons who may be deemed to be participants in the solicitation of proxies in respect of the proposed merger and REIT conversion is contained in the proxy statement/prospectus filed with the SEC.

Gaylord Entertainment Company and Subsidiaries

Pro Forma Condensed Consolidated Statement of Operations

(Unaudited)

For the Year Ended December 31, 2011

(Amounts in thousands, except per share data)

	Actual	Sale of Gaylord Hotels Brand and Management Rights		REIT Conversion		Repurchase Agreement		Pro Forma
Revenues	$952,144							$952,144
Operating Expenses:
Operating Costs	566,390							566,390
Selling, general and administrative	179,301							179,301
Management fees		$14,658	(b)(c)					14,658
Casualty loss	1,225							1,225
Preopening costs	408							408
Depreciation and amortization	125,289							125,289

Operating income	79,531	(14,658)		$—		$—		64,873

Interest expense, net of amounts capitalized	(74,673)					(4,623	)(f)	(79,296)
Interest income	12,460							12,460
Income from unconsolidated companies	1,086							1,086
Other gains and (losses)	(916)							(916)

Income before income taxes and discontinued operations	17,488	(14,658)		—		(4,623)		(1,793)
(Provision) benefit for income taxes	(7,420)			9,732	(d)			2,312

Income from continuing operations	$10,068	$(14,658)		$9,732		$(4,623)		$519

Income per share from continuing operations:

Basic	$0.21							$0.01

Diluted	$0.20							$0.01

Weighted average shares outstanding:
Basic	48,351			8,584	(a)	(5,000	)(f)	51,935
Diluted	49,783			8,584	(a)	(5,000	)(f)	53,367

See accompanying notes to unaudited condensed consolidated pro forma financial statements

Gaylord Entertainment Company and Subsidiaries

Pro Forma Condensed Consolidated Statement of Operations

(Unaudited)

For the Six Months Ended June 30, 2012

(Amounts in thousands, except per share data)

	Actual	Sale of Gaylord Hotels Brand and Management Rights		REIT Conversion		Repurchase Agreement		Pro Forma
Revenues	$492,144							$492,144
Operating Expenses:
Operating Costs	274,199							274,199
Selling, general and administrative	101,080							101,080
Management fees		$10,302	(b)(c)					10,302
Casualty loss	546							546
Preopening costs	339							339
Depreciation and amortization	62,688							62,688

Operating income	53,292	(10,302)		$—		$—		42,990

Interest expense, net of amounts capitalized	(28,813)					(2,312	)(f)	(31,125)
Interest income	6,175							6,175
Income from unconsolidated companies	109							109

Income before income taxes and discontinued operations	30,763	(10,302)		—		(2,312)		18,149
(Provision) benefit for income taxes	(15,783)			17,413	(d)			1,630

Income from continuing operations	$14,980	$(10,302)		$17,413		$(2,312)		$19,779

Income per share from continuing operations:

Basic	$0.31							$0.38

Diluted	$0.29							$0.36

Weighted average shares outstanding:
Basic	48,844			8,584	(a)	(5,000	)(f)	52,428
Diluted	51,402			8,584	(a)	(5,000	)(f)	54,986

See accompanying notes to unaudited condensed consolidated pro forma financial statements

Gaylord Entertainment Company and Subsidiaries

Pro Forma Condensed Consolidated Balance Sheet

(Unaudited)

As of June 30, 2012

(Amounts in thousands, except per share data)

	Actual	Sale of Gaylord Hotels Brand and Management Rights		REIT Conversion		Repurchase Agreement		Pro Forma
ASSETS:
Current assets:
Cash and cash equivalents—unrestricted	$29,504	$210,000	(b)	$(66,700	)(a)	$—		$172,804
Cash and cash equivalents—restricted	1,150							1,150
Trade receivables, less allowance of $540	54,194							54,194
Deferred income taxes	4,993			(1,900	)(e)			3,093
Other current assets	44,397							44,397

Total current assets	134,238	210,000		(68,600)		—		275,638

Property and equipment, net of accumulated depreciation	2,200,616							2,200,616
Notes receivable, net of current portion	145,271							145,271
Long-term deferred financing costs	13,602							13,602
Other long-term assets	52,285							52,285
Long-term assets of discontinued operations	335							335

Total assets	$2,546,347	$210,000		$(68,600)		$—		$2,687,747

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Current portion of long-term debt and capital lease obligations	$750							$750
Accounts payable and accrued liabilities	151,735							151,735
Current liabilities of discontinued operations	147							147

Total current liabilities	152,632	$—		$—		$—		152,632

Long-term debt and capital lease obligations, net of current portion	1,034,456					185,000	(f)	1,219,456
Deferred income taxes	119,817			(57,752	)(e)			62,065
Deferred management rights proceeds		190,000	(b)					190,000
Other long-term liabilities	170,779							170,779
Long-term liabilities of discontinued operations	451							451

Commitments and contingencies
Stockholders’ equity:
Preferred stock, .01 par value, 100,000 shares authorized, no shares issued or outstanding	—							—
Common stock, .01 par value, 150,000 shares authorized, 49,098 shares issued and outstanding	491			86	(a)	(50	)(f)	527
Additional paid-in capital	937,592			266,714	(a)			1,204,306
Treasury stock of 385 shares, at cost	(4,599)							(4,599)
Retained earnings	170,759	20,000	(b)	(333,500	)(a)	(184,950	)(f)
				55,852	(e)			(271,839)
Accumulated other comprehensive loss:	(36,031)							(36,031)

Total stockholders’ equity	1,068,212	20,000		(10,848)		(185,000)		892,364

Total liabilities and stockholders’ equity	$2,546,347	$210,000		$(68,600)		$—		$2,687,747

See accompanying notes to unaudited condensed consolidated pro forma financial statements

Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements

(a)	Special E&P Distribution

The pro forma adjustments reflect the estimated amount to be paid in the special E&P distribution. The special E&P distribution, which is currently projected to be paid in the fourth quarter of 2012, combined with the corresponding adjustment to the conversion price of our 3.75% convertible senior notes, is expected to eliminate our “pre-REIT earnings and profits” which is our “earnings and profits” or “E&P” attributable to our and our predecessors’ operations for taxable periods ending prior to January 1, 2013, the effective date of our REIT election. Based on an E&P study that we had performed in 2011 and 2012, this combined amount, after giving effect to the repurchase agreement, is currently estimated to be $432.5 million. The determination of our E&P is based on applicable tax principles and will not bear a correlation to book basis retained earnings, or the retained earnings shown in our June 30, 2012 balance sheet, because of differences that exist between tax and book income and expenses. Based on our estimates of E&P, and provided that we obtain a ruling from the IRS in the form anticipated, (i) we expect to distribute an estimated $333.5 million in the special E&P distribution and (ii) approximately $99 million will be deemed distributed to the holders of our convertible notes in connection with the adjustment to the conversion price of the convertible notes pursuant to the anti-dilution features of the notes. These amounts are net of adjustments that will be made to our accumulated earnings and profits as a result of our repurchase of 5,000,000 shares of our common stock from TRT Holdings.

The special E&P distribution will be comprised of cash or our common stock, at each stockholder’s election, subject to a cap on the total amount of cash of 20% of the amount of the special E&P distribution. Assuming that the 20% cap applies, the special E&P distribution is expected to consist of $66.7 million in cash and $266.8 million in shares of our common stock. The actual number of shares of our common stock distributed as the stock portion of the E&P distribution will be determined by dividing the dollar value of the stock portion by the average price of our common stock during a three-day period following the deadline for stockholder elections. We expect to receive a private letter ruling from the IRS that both the cash and stock components of the special E&P distribution will be treated as a taxable distribution, provided that the cap on cash will be no less than 20% of the amount of the special E&P distribution, in accordance with IRS practice.

The effect of the stock portion of the special E&P distribution has been reflected as a decrease in retained earnings and an increase to common stock and additional paid-in capital. The assumed number of new shares issued is added to the weighted average number of shares outstanding for the periods reported. For purposes of the pro forma adjustment to weighted average shares outstanding, an assumed ex-dividend trading price of $31.08 was used (based on our trading price of $38.56 as of June 29, 2012 and an estimated per-share dividend amount of $7.48). The impact to diluted weighted average shares outstanding is immaterial.

(b)	Deferred Management Rights Proceeds and Gain on Sale of Intellectual Property

We will receive $210 million from Marriott upon the closing of the Marriott sale transaction in exchange for rights to manage our Gaylord Hotels properties, which we refer to as the Management Rights, and certain intellectual property, which we refer to as the IP Rights. Based on our initial estimates for purposes of this pro forma financial information, we have preliminarily allocated $190 million of the purchase price to the Management Rights and $20 million to the IP Rights, which allocation was based on our estimates of the fair values for the respective components. We estimated the fair value of each component by constructing two distinct discounted cash flow models.

For the Management Rights, our discounted cash flow model utilizes estimates of the base and incentive management fees that we would pay to Marriott over the term of the hotel management agreements, assuming a high likelihood that automatic renewals would be triggered. We based the after-tax management fee estimates on comprehensive projections of revenues and profits for our four existing Gaylord Hotels for the next four years with growth rates gradually scaling down to an inflation-level assumption for the years thereafter. In selecting the discount rate, we relied on market-based estimates of capital costs and discount rate premiums that reflect management’s assessment of a market participant’s view of risks associated with the projected cash flows.

For the IP Rights, our discounted cash flow model reflects the application of a common variation referred to as the relief from royalty approach. Under this approach, fair value is estimated as the present value of future savings that would likely result due to the ownership of an asset as opposed to paying rent or royalties for its use. Key input assumptions to this model included projecting revenues for a hypothetical portfolio of new Gaylord-branded hotels that might gradually be developed in future years and deriving a market-based royalty rate to apply for the hypothetical future use of the brand on these new properties. For the revenue forecast, we relied upon our current development plans and our historical track record of large resort development, as tempered by current market conditions in the hospitality sector. Regarding the selected royalty rate, we relied upon our review of typical arm’s length franchise and brand licensing agreement structures, third party data bases, published studies and other qualitative factors. The selected royalty rate was applied to the estimated revenues from future Gaylord–branded facilities to derive projected royalty expenses avoided. These annual cash flow savings amounts were tax-affected then discounted at a rate derived from market-based estimates of capital costs and discount rates adjusted for management’s assessment of a market participant’s view of risks associated with the projected cash flows.

The amount related to the Management Rights will be deferred and amortized on a straight line basis over the 65-year term of the four hotel management agreements, including extensions, as a reduction in management fee expense for financial accounting purposes. The amount related to the IP Rights will be recognized into income as other gains and losses as of the closing of the transaction and has not been reflected in our unaudited pro forma condensed consolidated statements of operations.

(c)	Management Agreement

We will owe Marriott an annual management fee of 2% of revenue to operate and manage our Gaylord Hotels properties, as well as an incentive fee in accordance with the pooling agreement if certain income levels are met.

For the 2011 period, the base management fee was calculated as 2% of our Gaylord Hotels properties revenue (2% x $879,062,000), or approximately $17,581,000. No incentive fee would have been earned. The base management fee amount was reduced by the amortization of the deferred management rights proceeds discussed in footnote (b) above, or approximately $2,923,000.

For the 2012 period, the base management fee was calculated as 2% of our Gaylord Hotels properties revenue (2% x $453,935,000), or approximately $9,079,000. Based on income levels during the 2012 period (as defined in the hotel management agreements), approximately $2,685,000 would have been earned under the incentive fee. The base management fee amount was reduced by the amortization of the deferred management rights proceeds discussed in footnote (b) above, or approximately $1,462,000.

(d)	Income Taxes

As a result of the assumed REIT election (for pro forma purposes) effective as of January 1, 2011, income taxes would no longer be payable on certain of our activities due to the deduction for dividends paid for which REITs are eligible. The following table details the pretax income items considered to be part of the non-taxable REIT and hence were assumed not to give rise to tax liability or benefit as well as the pretax income items considered to be part of the TRS:

Gaylord Entertainment Company and Subsidiaries

Pro Forma Pre-Tax Book Income Reconciliation

(Unaudited)

For the Year Ended December 31, 2011 & For the Six Months Ended June 30, 2012

(Amounts in thousands)

	For the Year Ended December 31, 2011	For the Six Months Ended June 30, 2012
REIT Pre-Tax Book Income Reconciliation

Operating income from tenant leases	$142,050	$89,739
General and administrative costs	(34,040)	(17,956)
Interest costs	(70,782)	(26,997)
Allocated corporate administrative costs	(29,324)	(20,803)

REIT pre-tax book income	7,904	23,983

TRS Pre-Tax Book Income Reconciliation

Net operating income from TRS lessees	8,436	4,144
Operating income from non-REIT activities before general, administrative, and allocated corporate administrative costs	20,418	11,513
General, administrative, and allocated corporate administrative costs	(30,115)	(17,347)
Allocated interest costs	(8,436)	(4,144)

TRS pre-tax book income (loss)	(9,697)	(5,834)

Total pre-tax book Income (loss)	$(1,793)	$18,149

We allocate corporate costs of services directly to the operating units based on the benefits to be received by those operating units.

The following table is a reconciliation of the adjustment to income tax expense. For the income items considered to be part of the TRS, an average tax rate of 39.23% has been assumed.

Gaylord Entertainment Company and Subsidiaries

Pro Forma Provision for Income Taxes Adjustment

(Unaudited)

For the Year Ended December 31, 2011 & For the Six Months Ended June 30, 2012

(Amounts in thousands)

	For the Year Ended December 31, 2011	For the Six Months Ended June 30, 2012
TAX IMPACT OF ADJUSTMENT:
Change in pre-tax income at 35%	$(6,748)	$(4,415)
Non-taxable REIT income at 35%	(2,767)	(8,394)
Permanent items	(203)	(3,068)
Tax credits	1,330	884
Valuation allowance	347	—
State taxes	(1,691)	(2,420)

Provision of income taxes adjustment	$(9,732)	$(17,413)

State income taxes were calculated using an estimated state rate based on the apportionment and effective state rates for the states in which the company currently operates.

(e)	Deferred Income Taxes

The REIT conversion would create a one-time reversal through our statement of operations of deferred tax assets and liabilities for assets and liabilities no longer subject to income taxes at the REIT level. The pro forma results include the reversal of current deferred tax assets of approximately $1.9 million and noncurrent deferred tax liabilities of approximately $57.8 million. The actual reversal upon REIT election may vary depending on the assets within the TRS at the time of the actual REIT conversion, however, we do not expect any change to be material. This reversal has not been reflected in our unaudited pro forma condensed consolidated statement of operations. Additionally, this reversal has no effect on the calculation of the special E&P distribution noted in footnote (a) above, as this is a book entry and the special E&P distribution is calculated based on a tax basis. The following table is a list of the deferred tax assets and liabilities being reversed as a result of the REIT election.

Gaylord Entertainment Company and Subsidiaries

Pro Forma Reversal of Deferred Tax Balances Summary

(Unaudited)

As of June 30, 2012

(Amounts in thousands)

DEFERRED TAX ASSETS & LIABILITIES:	Dr./(Cr.)
Accounting Reserves & Accruals	$(493)
Tax Credits & Other Carryforwards	(2,295)
Defined Benefit Plan	—
Investments in Stock and Derivatives	(539)
Goodwill & Other Intangibles	477
Other Deferred Tax Liabilities	11,239
Net Operating Loss Carryforwards	(73,465)
Other Deferred Tax Assets	(246)
Property & Equipment	138,721
Investment in Partnerships	(3,321)
Rent Escalation	(26,692)
Valuation Allowance	12,466

Total	$55,852

(f)	Repurchase Agreement

Under the Repurchase Agreement, we repurchased 5,000,000 shares of our common stock at a price of $37.00 per share. The cost of this repurchase was funded with additional borrowings under our $925 million senior secured credit facility.

The interest expense associated with this additional borrowing of $185.0 million was calculated using the interest rate in effect at the time of the transaction for our revolving credit facility, which was approximately 2.5%.